Form S-1 Appendix

Managing Agreement (Amended)

Blueville Inc is the managing company of Landbay Inc.

Landbay Inc will pay quarterly its 10% income before Taxes to Blueville Inc. Blueville Inc will charge a reasonable amount from these fund to be the managing fees, the remaining sum will be used to reward all employees.

Blueville Inc will pay all managing expenditure, all office's expenditure and all service expenditure of Landbay Inc.

The Managing Agreement can't be revoked or amended by any one party. The managing agreement can be revoked and amended by both parties.

Wanjun Xie

Wanjun Xie
President
Landbay Inc
Date: 10/27/2016

Wanjun Xie

Wanjun Xie
President
Blueville Inc
Date: 10/27/2016